EXHIBIT 99.2

ROWAN COMPANIES, INC.
LAND RIG FLEET AND CONTRACT STATUS
As of April 20, 2007

ONSHORE RIGS				Maximum		Contract Status
		Horsepower		Drilling			Estimated
Name	Type	Drawworks	Mud Pumps	Depth (feet)	Location	Customer	Duration	Comments

Rig 9	Diesel electric	2,000	3,200	20,000	Louisiana	Mayne & Mertz	August 2007
Rig 12	SCR diesel electric	1,500	2,600	18,000	Oklahoma	Newfield	July 2007
Rig 14	AC electric	3,000	3,200	35,000	Texas	Newfield	November 2007
Rig 15	AC electric	3,000	3,200	35,000	Louisiana	Bobcat Gas Storage	August 2007	Rig was idle during March.
Rig 18	SCR diesel electric	2,000	4,400	25,000	Texas	Anadarko	November 2009
Rig 26	SCR diesel electric	2,000	4,800	25,000	Texas	C. Williams Energy	July 2007
Rig 29	Mechanical	1,500	2,600	18,000	Texas	Anadarko	May 2007
Rig 30	AC electric	2,000	2,600	20,000	Louisiana	Castex	June 2007
Rig 31	SCR diesel electric	3,000	4,400	35,000	Louisiana	Energy XXI	August 2007	Rig incurred approximately 13 days of March downtime.
Rig 33	SCR diesel electric	1,500	3,200	18,000	Texas	Devon	June 2009
Rig 34	SCR diesel electric	2,000	4,400	25,000	Texas	Marathon	June 2007
Rig 35	SCR diesel electric	1,500	4,400	18,000	Texas	PetroQuest	January 2008
Rig 41	SCR diesel electric	2,000	3,200	25,000	Texas	Newfield	July 2007
Rig 51	SCR diesel electric	2,000	4,400	25,000	Texas	Pogo	January 2008
Rig 52	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	October 2007
Rig 53	SCR diesel electric	2,000	4,400	25,000	Oklahoma	Marathon	September 2007
Rig 54	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	August 2007	Rig incurred approximately two days of March downtime.
Rig 59	AC electric	2,000	3,200	25,000	Louisiana	Dominion	June 2008
Rig 60	AC electric	2,000	3,200	25,000	Texas	Anadarko	April 2009
Rig 61	AC electric	2,000	3,200	25,000	Texas	Anadarko	April 2008
Rig 62	AC electric	2,000	3,200	25,000	Texas	Anadarko	April 2009	Rig incurred approximately three days of March downtime.
Rig 63	AC electric	2,000	3,200	25,000	Texas	Anadarko	April 2008	Rig incurred approximately five days of March downtime.
Rig 64	AC electric	2,000	3,200	25,000	Texas	Cabot	November 2008
Rig 65	AC electric	2,000	3,200	25,000	Texas	Pioneer	November 2009
Rig 66	AC electric	2,000	3,200	25,000	Texas	PetroQuest	December 2009
Rig 67	AC electric	2,000	3,200	25,000	Texas	ConocoPhillips	January 2010	Rig commenced operations on January 13, 2007.
Rig 68	AC electric	2,000	3,200	25,000	TBD	Pioneer	March 2010	Rig commenced operations on March 8, 2007.
Rig 76	AC electric	2,000	3,200	25,000	TBD	TBD	TBD	Completion of rig construction is expected by July 2007.
Rig 77	AC electric	2,000	3,200	25,000	TBD	TBD	TBD	Completion of rig construction is expected by August 2007.

Rigs 9 through 41 were constructed at various dates between 1960 and 1982, utilizing new as well as used equipment, and have since been substantially rebuilt. Rigs 51, 52, 53 and 54 were constructed during 2001-02.

Rigs 59 through 66 were completed during 2006. All but Rigs 9, 29 and 35 are equipped with a top-drive drilling system. Day rates range from $19,000 to $30,000.

ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME.
THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.